EXHIBIT 99.1
For immediate release
Media Contact:	Wendy Deyell Levi Strauss Europe 32 2 641 6580
LEVI STRAUSS EUROPE PROPOSES TO DISCONTINUE SELLING
LEVI STRAUSS SIGNATURE® BRAND
Brussels (September 15, 2006) — Levi Strauss Europe today announced that it is proposing to stop selling the Levi Strauss Signature® brand in Europe after the Spring 2007 season, due to limited expansion opportunities in the value channel in Europe. The Levi Strauss Signature® brand is the product line for value-conscious consumers from Levi Strauss & Co. (LS&CO.), marketers of the Levi’s® and Dockers® brands.
The company said that the Levi Strauss Signature® brand is selling well where it is distributed in Europe. However, the size of the market opportunity in the European value channel is not proving to be as substantial as the company’s research indicated when it launched the brand in 2004. Since then, numerous retailers have introduced private label brands or carry brands that are exclusive to their stores, a development that has limited the expansion and profit opportunities for the Levi Strauss Signature® brand in Europe.
The Levi Strauss Signature® brand is a very small portion of both the overall European and global Levi Strauss Signature® businesses. At this point in Levi Strauss Europe’s business turnaround, the division is seeing improving sales trends in both the Dockers® and Levi’s® brands. The division plans to focus its resources on growth opportunities in these core businesses.
Levi Strauss Europe will consult with employee representatives, according to local labour legislation. If this proposal goes ahead, the division expects to reassign many of the 35 employees who work on the Levi Strauss Signature® brand to positions in other parts of the business. However, some positions may be made redundant.
LS&CO. will continue to sell the Levi Strauss Signature® brand in Asia and North America, where the business opportunities are much greater.
# # #

Note to editors:
Levi Strauss Europe is responsible for designing, manufacturing and marketing jeans and casual wear under the Levi’s®, Dockers® and Levi Strauss Signature® brands in the region. The company has a network of nine sales offices, seven distribution centres and three production facilities, employing a total of approximately 4,000 people. Its headquarters are located in Brussels, Belgium. Levi Strauss Europe posted revenues of just under $1 billion in 2005.
This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2005, especially in the Management’s Discussion and Analysis - “Financial Condition and Results of Operations” and “Risk Factors” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.